Exhibit 4.1

SUBSCRIPTION AGREEMENT

Common Stock

of

LMP AUTOMOTIVE HOLDINGS, INC.

This subscription (this “Subscription”) is dated ___________, 201__, by and between the investor identified on the signature page hereto (the “Investor”) and LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”), whereby the parties agree as follows:

1. Subscription

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per share as set forth on the signature page hereto.

The Shares are being offered pursuant to an offering statement on Form 1-A, as amended, File No. 024-10874 (the “Offering Statement”). The Offering Statement will have been qualified by the Securities and Exchange Commission (the “Commission”) prior to issuance of any Shares and acceptance of Investor’s subscription. The offering circular (the “Offering Circular”), which forms a part of the Offering Statement, however, is subject to change. A final Offering Circular and/or supplement to Offering Circular will be delivered or made available to the Investor as required by law.

The Shares are being offered by Boustead Securities, LLC, as underwriter (the “Underwriter”), on a “best efforts, minimum/maximum” basis. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and Underwriter in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the Underwriting Agreement and Offering Statement, at the Closing, (i) the Investor shall pay the Purchase Price by check or by wire transfer of immediately available funds to the Company’s Offering Deposit Account per wire instructions as provided on the signature line below, and (ii) the Company shall cause the Shares to be delivered to the Investor with the delivery of the Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions” (or, if requested by the Investor on the signature page hereto, through the physical delivery of certificates evidencing the Shares to the residential or business address indicated thereon).

The Underwriter and any participating broker-dealers (the “Members”) shall confirm, via the selected dealer agreement or master selected dealer agreement, that they will comply with Rule 15c2-4 of the Exchange Act (“Rule 15c2-4”). As per Rule 15c2-4 and FINRA Notice to Members Rule 84-7 (the “Rule 84-7”), all checks that are accompanied by a subscription agreement will be promptly sent along with the subscription agreements to the Offering Deposit Account by noon the next business day. In regards to monies being wired from an investor’s bank account, the Members shall request the investors send their wires by the next business day, however, the Company cannot insure the investors will forward their respective monies as per Rule 84-7. In regards to monies being sent from an Investor’s account held at the participating broker, the funds will be “promptly transmitted” to the Deposit Account Agent following the receipt of a completed subscription document and completed wire instructions by the Investor to send funds to the Offering Deposit Account. Absent unusual circumstances, funds in customer accounts will be transmitted by 12:00 pm EST of the next business day. In the event that funds are sent in and the offering does not close for any reason prior to the Termination Date set forth in the final Offering Circular, all funds will be returned to the Investors promptly in accordance with the Offering Deposit Account Agency Agreement and applicable law.

2. Certifications, Representations and Warranties

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, the undersigned hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

a)	I understand that the Company reserves the right to, in its sole discretion, accept or reject this Subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

b)	I have received the Offering Circular.

c)	I am purchasing the Shares for my own account.

d)	I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws.

3. Miscellaneous

This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as FedEx, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

If the foregoing correctly sets forth the parties’ agreement, please confirm this by signing and returning to the Company the duplicate copy of this Subscription Agreement.

4. FINRA Rules 5130 and 5131

This rule states that “restricted persons” are prohibited from participating in Syndicate or new issue offerings. Please review the following definition of a “restricted person” on Schedule A prior to signing this form acknowledging you do not fall into ‘“restricted person” status.

The undersigned hereby represents and warrants as of the date set forth below that:

i.	The undersigned is the holder of the account identified below or is authorized to represent the beneficial holders of the account;

2

ii.	Neither the undersigned nor any beneficial holder of the account is a “restricted person” as that term is described in FINRA Rule 5130 (described in Schedule A); and

iii.	The undersigned understands FINRA Rule 5130 and the account is eligible to purchase new issues in compliance with such rule.

[Signature Page Follows]

[Signature Page to Investor Subscription Agreement for LMP Automotive Holdings, Inc.]

If the foregoing correctly sets forth the parties agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription Agreement.

LMP Automotive Holdings, Inc.

Number of Shares: ____________________________	By:
Name:
Purchase Price per Share: $ 5	Title:

Aggregate Purchase Price: $	Address Notice:
LMP Automotive Holdings, Inc.
601 N. State Road
INVESTOR: __________________________________	Plantation, FL 33317

By:	Address:_________________________________________
Name:	________________________________________________
Title:	Phone:___________________________________________
SSN or EIN: ______________________________________

[     ] Check Method of Payment: Check enclosed _____or

[     ] Please wire $________________________from my account held at: _____________________

Account Title: ______________________; Account Number: ____________________

To the following instructions:

ABA Routing No: 122242869

SWIFT Code: PMERUS66

Bank Name: Pacific Mercantile Bank

Bank Address: 949 South Coast Dr., Costa Mesa, CA 92626

Beneficiary Account Name: FinTech Clearing as Agent for the Investors in LMP Automotive Holdings, Inc.

Beneficiary Account No: 45764168

Beneficiary Address: 6 Venture, Suite 265, Irvine, CA 92618

By: ____________________________________	Date: ________, 201__
Name: __________________________________
Title: ___________________________________

3

Select method of delivery of Shares: DRS or DWAC

DWAC DELIVERY DWAC Instructions:

1.	___________________________________________________________
Name of DTC Participant (broker dealer at which the account or accounts to be credited with the Shares are maintained)

2.	_______________________________________________________________
DTC Participant Number

3.	_______________________________________________________________
Name of Account at DTC Participant being credited with the Shares

4.	_______________________________________________________________
Account Number of DTC Participant being credited with the Shares

Or DRS Electronic Book Entry Delivery Instructions:

Name in which Shares should be issued:_________________________________

Address: ________________________; ____________________;

Attention: ________________________ Telephone No.: ___________________

4

SCHEDULE A

a)	FINRA Member Firms or other Broker/Dealers

b)	Broker-Dealer Personnel

●	Any officer, director, general partner, associated person or employee of a member firm or any other broker/dealer.
●	Any agent of a member firm or any other broker/dealer that is engaged in the investment banking or securities business.
●	Any immediate family member of a person specified above. Immediate family members include a person’s parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in law, and children.

i.	Person that materially supports or receives material support from the immediate family member.
ii.	Person employed by or associated with the member, or an affiliate of the member, selling the new issue to the immediate family member.
iii.	Person that has an ability to control the allocation of the new issue.

c)	Finders and Fiduciaries. With respect to the security being offered, a finder or any person acting in a fiduciary capacity to the managing underwriter, including, but not limited to, attorneys, accountants, and financial consultants; and any immediate family members (or person(s) receiving material support or receives material support from the family member) of a person identified as a Finder or Fiduciary.

d)	Portfolio Managers

a.	Any person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account.
b.	Any immediate family member of a person specified under portfolio Managers that materially supports, or receives material support from such person.

e)	Persons Owning a Broker/Dealer

a.	Any person listed, or required to be listed, in Schedule A of a Form BD, except persons identified by ownership of less than 10%.
b.	Any person listed, or required to be listed, in Schedule B of a Form BD, except persons identified by ownership of less than 10%.
c.	Any person listed, or required to be listed, in Schedule C of a Form BD that meets the criteria of (e)(bullet point 1) or (e) (bullet point 2) above.
d.	Any person that directly or indirectly owns 10% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD.
e.	Any person that directly or indirectly owns 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD.
f.	Any immediate family member of a person specified in (5) (bullet points 1-5) unless the person owning the Broker/dealer:

i.	Does not materially support, or receive material support from the immediate family member.
ii.	Is not an owner of the member, or an affiliate of the member, selling the new issue to the immediate family member.
iii.	Has no ability to control the allocation of the new issue.

5